As filed with the Securities and Exchange Commission on July 14, 2023

Registration No. 333-271482

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM S-4

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Digital Transformation Opportunities Corp.

(Exact name of Registrant as specified in its charter)

Delaware	6770	85-3984427
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

10250 Constellation Blvd, Suite 23126
Los Angeles, CA 90067

Telephone: (360) 949-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Nazemi
Chief Executive Officer

10250 Constellation Blvd, Suite 23126
Los Angeles, CA 90067

Telephone: (360) 949-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Hernand Jonathan Ko Sahand Moarefy Paul Hastings LLP 515 South Flower Street Twenty-Fifth Floor Los Angeles, CA 90071 (213) 683-6000	Ilan Katz Brian Lee Dentons US LLP 1221 Avenue of the Americas New York, NY 10020 (212) 768-6700

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement has been declared effective and the satisfaction or waiver of all other conditions to the consummation of the Exchange Offer and Business Combination described herein.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e 4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d 1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Digital Transformation Opportunities Corp. is filing this Amendment No. 4 to its registration statement on Form S-4 (File No. 333-271482) (the ‘‘Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
2.1††*	Business Combination Agreement, dated as of October 5, 2022, by and among Digital Transformation Opportunities Corp. and American Oncology Network, LLC	S-4/A	333-271482	2.1	July 13, 2023
2.2††*	First Amended and Restated Business Combination Agreement, dated as of January 6, 2023, by and among Digital Transformation Opportunities Corp. and American Oncology Network, LLC	S-4/A	333-271482	2.2	July 13, 2023
2.3††*	Second Amended and Restated Business Combination Agreement, dated as of April 27, 2023, by and among Digital Transformation Opportunities Corp. and American Oncology Network, LLC	S-4/A	333-271482	2.3	July 13, 2023
2.4††*	Third Amended and Restated Business Combination Agreement, dated as of June 7, 2023, by and among Digital Transformation Opportunities Corp. and American Oncology Network, LLC	S-4/A	333-271482	2.4	July 13, 2023
3.1*	Amended and Restated Certificate of Incorporation of Digital Transformation Opportunities Corp.	8-K	001-40177	3.1	March 12, 2021
3.2*	Amendment to Amended and Restated Certificate of Incorporation of Digital Transformation Opportunities Corp.	8-K	001-40177	3.1	March 8, 2023
3.3*	Bylaws of Digital Transformation Opportunities Corp.	S-1	333-253079	3.3	February 12, 2021
3.4*	Form of Amended and Restated Certificate of Incorporation of American Oncology Network, Inc.	S-4/A	333-271482	3.4	July 13, 2023
3.5*	Form of Amended and Restated Bylaws of American Oncology Network, Inc.	S-4/A	333-271482	3.5	July 13, 2023
4.1*	Specimen Unit Certificate	S-1	333-253079	4.1	March 1, 2021
4.2*	Specimen Class A Common Stock Certificate	S-1	333-253079	4.2	March 1, 2021
4.3*	Specimen Warrant Certificate	S-1	333-253079	4.3	March 1, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
4.4*	Warrant Agreement, dated March 9, 2021, between Continental Stock Transfer & Trust Company and Digital Transformation Opportunities Corp.	8-K	001-40177	4.1	March 12, 2021
4.5*	Form of Amended and Restated Registration Rights Agreement	S-4/A	333-271482	4.5	July 13, 2023
5.1*	Legal Opinion of Paul Hastings LLP as to the validity of the securities being registered	S-4/A	333-271482	5.1	June 14, 2023
8.1*	Tax Opinion of Paul Hastings LLP with respect to the Business Combination	S-4	333-271482	8.1	April 28, 2023
8.2*	Tax Opinion of Dentons US LLP with respect to the Exchange Offer	S-4/A	333-271482	8.2	June 14, 2023
10.1*	Private Placement Warrant Purchase Agreement, dated March 9, 2021, between Digital Transformation Opportunities Corp. and Digital Transformation Sponsor LLC	8-K	001-40177	10.1	March 12, 2021
10.2*	Investment Management Trust Account Agreement, dated March 9, 2021, between Continental Stock Transfer & Trust Company and Digital Transformation Opportunities Corp.	8-K	001-40177	10.2	March 12, 2021
10.3*	Amendment to Investment Management Trust Account Agreement, dated March 9, 2021, between Continental Transfer & Trust Company and Digital Transformation Opportunities Corp.	8-K	001-40177	10.2	March 8, 2023
10.4*	Registration and Stockholder Rights Agreement, dated March 9, 2021, among Digital Transformation Opportunities Corp., the Sponsor and the other Holders (as defined therein) signatory thereto	8-K	001-40177	10.3	March 12, 2021
10.5*	Letter Agreement, dated March 9, 2021, among Digital Transformation Opportunities Corp., Digital Transformation Sponsor LLC and each of the directors and officers of Digital Transformation Opportunities Corp.	8-K	001-40177	10.4	March 12, 2021
10.6*	Indemnification Agreement, dated March 9, 2021, between Digital Transformation Opportunities Corp. and Kevin Nazemi	8-K	001-40177	10.5	March 12, 2021
10.7*	Indemnification Agreement, dated March 9, 2021, between Digital Transformation Opportunities Corp. and Kyle Francis	8-K	001-40177	10.6	March 12, 2021

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
10.8*	Indemnification Agreement, dated March 9, 2021, between Digital Transformation Opportunities Corp. and Bradley Fluegel	8-K	001-40177	10.7	March 12, 2021
10.9*	Indemnification Agreement, dated March 9, 2021, between Digital Transformation Opportunities Corp. and Heather Zynczak	8-K	001-40177	10.8	March 12, 2021
10.10*	Indemnification Agreement, dated March 9, 2021, between Digital Transformation Opportunities Corp. and Jim Moffatt	8-K	001-40177	10.9	March 12, 2021
10.11*	Amended and Restated Sponsor Support Agreement, dated as of January 6, 2023, by and among Digital Transformation Opportunities Corp., Digital Transformation Sponsor LLC, American Oncology Network, LLC and certain equityholders of Digital Transformation Opportunities Corp.	S-4/A	333-271482	10.11	July 13, 2023
10.12*	Promissory Note, dated as of March 6, 2023	8-K	001-40177	10.2	March 8, 2023
10.13†	Master Services Agreement Between American Oncology Management Company, LLC and American Oncology Partners, P.A., dated July 1, 2018
10.14†	Master Services Agreement Between American Oncology Management Company, LLC and American Oncology Partners of Maryland, P.A., dated January 1, 2020
10.15*	Amended and Restated Class C Convertible Preferred Unit Purchase Agreement, dated as of June 7, 2023, by and between American Oncology Network, LLC and GEF AON Holdings Corp.	S-4/A	333-271482	10.15	June 14, 2023
23.1*	Consent of Marcum LLP, independent registered public accounting firm of Digital Transformation Opportunities Corp.	S-4/A	333-271482	23.1	July 13, 2023
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of American Oncology Network, LLC	S-4/A	333-271482	23.2	July 13, 2023

		Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
23.3*	Consent of Paul Hastings LLP with respect to legal opinion (included in Exhibit 5.1)	S-4/A	333-271482	5.1	June 14, 2023
23.4*	Consent of Paul Hastings LLP with respect to tax opinion with respect to Business Combination (included in Exhibit 8.1)	S-4/A	333-271482	8.1	June 14, 2023
23.5*	Consent of Dentons US LLP with respect to tax opinion with respect to Exchange Offer (included in Exhibit 8.2)	S-4/A	333-271482	8.2	June 14, 2023
24.1*	Power of Attorney	S-4	333-271482	24.1	April 28, 2023
99.1*	Form of Proxy Card	S-4/A	333-271482	99.1	July 13, 2023
99.2*	Form of Letter of Transmittal	S-4/A	333-271482	99.2	July 13, 2023
99.3*	Consent of Todd Schonherz	S-4	333-271482	99.3	April 28, 2023
99.4*	Consent of Stephen “Fred” Divers, MD	S-4	333-271482	99.4	April 28, 2023
99.5*	Consent of Shalin R. Shah, DO	S-4	333-271482	99.5	April 28, 2023
99.6*	Consent of Douglas Heldreth, MD	S-4	333-271482	99.6	April 28, 2023
99.7*	Consent of Vipul Patel, MD	S-4	333-271482	99.7	April 28, 2023
99.8*	Consent of Vance M. Wright-Browne, MD	S-4	333-271482	99.8	April 28, 2023
99.9*	Consent of Bradley Fluegel	S-4/A	333-271482	99.9	June 14, 2023
99.10*	Consent of James Stith	S-4/A	333-271482	99.10	June 14, 2023
99.11*	Consent of Ravi Sarin	S-4/A	333-271482	99.11	June 14, 2023
107*	Filing Fee Table	S-4	333-271482	107	April 28, 2023

*	Previously filed.
#	Indicates management contract or compensatory plan or arrangement.
†	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) the type of information that the Registrant treats as confidential. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
††	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended, because (i) they do not contain information material to an investment or voting decision and (ii) such information is not otherwise disclosed in the exhibit or the disclosure document. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 14th of July, 2023.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

By:	/s/ Kevin Nazemi
Name: Kevin Nazemi
Title:Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Nazemi	Chief Executive Officer and Chairman	July 14, 2023
Kevin Nazemi	(Principal Executive Officer)

*	Chief Financial Officer and Secretary	July 14, 2023
Kyle Francis	(Principal Financial and Accounting Officer)

*	Director	July 14, 2023
Bradley Fluegel

*	Director	July 14, 2023
Jim Moffatt

*	Director	July 14, 2023
Heather Zynczak

*By:	/s/ Kevin Nazemi
Kevin Nazemi
Attorney-in-fact